Exhibit 99.1

Emerge Energy Services Announces Fourth Quarter 2015 Results

Southlake, Texas — February 25, 2016 — Emerge Energy Services LP (“Emerge Energy”) today announced fourth quarter and full-year 2015 financial and operating results.

Highlights

•	Adjusted EBITDA of $3.4 million for the three months ended December 31, 2015.

•	Distributable Cash Flow of $(0.9) million for the three months ended December 31, 2015.

•	Full quarter sales of 581,000 tons of sand.

Overview

Emerge Energy reported net loss of $(9.9) million, or $(0.41) per diluted unit for the three months ended December 31, 2015.  For that same period, Emerge Energy reported Adjusted EBITDA of $3.4 million and Distributable Cash Flow of $(0.9) million.  Net income, net income per unit and Adjusted EBITDA for the three months ended December 31, 2014, were $24.4 million, $1.01 per diluted unit and $36.3 million, respectively.  For the year ended December 31, 2015, Emerge Energy reported net loss of $(9.4) million, net loss of $(0.39) per diluted unit and Adjusted EBITDA of $48.4 million. Net income, net income per unit and Adjusted EBITDA for the year ended December 31, 2014 were $89.1 million, $3.7 and $131.9 million, respectively. Adjusted EBITDA and Distributable Cash Flow are non-GAAP financial measures that Emerge Energy uses to assess its performance on an ongoing basis.

Previously, Emerge Energy announced that it will not make a cash distribution on its common units for the three months ended December 31, 2015.  Emerge Energy did not generate available cash to distribute for the three months ended December 31, 2015 due to the challenging oil and natural gas frac sand market and the volatility in wholesale fuel prices during this period.

“We are proud of how our entire team has responded to such a challenging market, as declining oil prices and rig counts continued to drive down frac sand demand throughout 2015,” said Ted W. Beneski, Chairman of the Board of Directors of the general partner of Emerge Energy. “We are still confident that the general oil and gas market and the frac sand market will recover, and we now believe that recovery may occur in 2017.”
“Our Fuel segment rebounded from a disappointing third quarter with a solid performance in the fourth quarter, although we have further room for improvement. The work on two hydrotreater facilities has progressed on plan, which will allow us to remove sulfur from our transmix diesel so that it can be sold at a premium into the on-road market as ultra low sulfur diesel beginning next spring and summer. We expect margins in 2016 to improve as the market for petroleum products stabilizes and our hydrotreaters come online.”
“The Sand segment generated Adjusted EBITDA of $2.5 million for the fourth quarter and $46.9 million for the year," added Rick Shearer, CEO of Emerge Energy. "Our fourth quarter volumes were down approximately 27% from the third quarter of 2015, and market pricing, as well as the prices we have negotiated with our customers, have continued to decline. While our team has been very successful in lowering our production costs, and believe we will continue to do so in the near future, our fixed rail expense remains significant. We are taking a number of steps to reduce that cost, such as cancelling or pushing out in-service dates for future railcars, seeking rate relief, and aggressively pursuing opportunities to sublease a portion of our idle railcars.”
“2016 is expected to be another challenging year for our industry, but the Emerge Energy team sees this time as an opportunity to build further our position as one of the elite frac sand companies in the industry through our excellent customer service, product quality, and the introduction of exciting, industry-leading new technology.  When this market ultimately recovers, we expect to be one of the top sand companies positioned to quickly respond to our customers’ needs and enjoy rapid growth yet again.”
Conference Call

Emerge Energy will host its 2015 fourth quarter and year end results conference call later today, Thursday February 25, 2016 at 4:00 p.m. CST.  Callers may listen to the live presentation, which will be followed by a question and answer segment, by dialing (855) 850-4275 or (720) 634-2898 and entering pass code 51731531.  An audio webcast of the call will be available at www.emergelp.com within the Investor Relations portion of the website under the Webcasts & Presentations section.  A replay will be available by audio webcast and teleconference for seven days following the conclusion of the call. The replay teleconference will be available by dialing (855) 859-2056 or (404) 537-3406 and the reservation number 51731531.

Operating Results

The following table summarizes Emerge Energy’s unaudited consolidated operating results for the three months and year ended December 31, 2015 and 2014 (in thousands).

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
REVENUES	$130,506	$242,562	$711,639	$1,111,254
OPERATING EXPENSES
Cost of goods sold	120,797	197,049	635,825	950,006
Depreciation, depletion and amortization	7,116	6,901	28,441	24,803
Selling, general and administrative expenses	7,644	11,695	33,119	38,723
Project terminations	1,308	—	10,652	—
Total operating expenses	136,865	215,645	708,037	1,013,532
Operating income (loss)	(6,359)	26,917	3,602	97,722
OTHER EXPENSE (INCOME)
Interest expense, net	3,528	2,385	12,554	7,365
Other expense (income)	(2)	(10)	(45)	640
Total other expense	3,526	2,375	12,509	8,005
Income (loss) before provision for income taxes	(9,885)	24,542	(8,907)	89,717
Provision for income taxes	3	124	504	638
NET INCOME (LOSS)	$(9,888)	$24,418	$(9,411)	$89,079
Adjusted EBITDA (a)	$3,390	$36,311	$48,386	$131,866

(a) See section entitled “Adjusted EBITDA and Distributable Cash Flow” that includes a definition of Adjusted EBITDA and provides reconciliation to GAAP net income.

Sand Segment

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
REVENUES	$44,502	$104,249	$269,518	$341,836
OPERATING EXPENSES
Cost of goods sold	38,988	57,799	209,161	204,282
Depreciation, depletion and amortization	4,468	3,935	17,863	12,777
Selling, general and administrative expenses	4,094	6,253	15,142	15,821
Project terminations	1,308	—	10,652	—
Operating income (loss)	$(4,356)	$36,262	$16,700	$108,956
Adjusted EBITDA (a)	$2,500	$40,333	$46,946	$121,893

Volume of sand sold (tons in thousands):	581	1,233	3,392	4,306
Volume of sand produced (tons in thousands):
Arland, Wisconsin facility	165	124	1,064	124
Barron, Wisconsin facility	297	570	1,536	2,224
New Auburn, Wisconsin facility	43	379	604	1,394
Kosse, Texas facility	62	81	277	299
Total volume of sand produced	567	1,154	3,481	4,041

(a) See section entitled “Adjusted EBITDA and Distributable Cash Flow” that includes a definition of Adjusted EBITDA and provides reconciliation to GAAP net income.

For the quarter ended December 31, 2015, Emerge Energy sold 581,000 tons of sand, compared to 1,233,000 tons for the same period in the prior year. Sand segment Adjusted EBITDA was $2.5 million for the fourth quarter 2015, compared to $40.3 million for the same quarter in 2014.  This 94% decrease in Adjusted EBITDA was due to the decrease in total sand sales at all company facilities, lower realized pricing for FOB plant sales and in-basin sales, and higher logistics costs.

Fuel Segment

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
REVENUES	$86,004	$138,313	$442,121	$769,418
OPERATING EXPENSES
Cost of goods sold	81,809	139,250	426,664	745,724
Depreciation, depletion and amortization	2,638	2,959	10,544	11,998
Selling, general and administrative expenses	1,130	1,043	4,972	5,319
Operating income (loss)	$427	$(4,939)	$(59)	$6,377
Adjusted EBITDA (a)	$3,103	$(1,939)	$10,643	$18,514
Volume of refined fuels sold (gallons in thousands)	55,768	58,201	240,132	264,364
Volume of terminal throughput (gallons in thousands)	16,038	43,337	123,180	210,665
Volume of transmix refined (gallons in thousands)	22,021	24,834	93,128	116,611
Refined transmix as a percent of total refined fuels sold	39.5%	42.7%	38.8%	44.1%

(a) See section entitled “Adjusted EBITDA and Distributable Cash Flow” that includes a definition of Adjusted EBITDA and provides reconciliation to GAAP net income.

For the quarter ended December 31, 2015, Emerge Energy sold 56 million gallons of refined fuel, compared to 58 million gallons for the same period last year, and had additional third-party volume of 16 million gallons pass through its terminals, compared to 43 million gallons for the same period last year.  Emerge Energy refined 22 million gallons of transmix for the three months ended December 31, 2015, compared to 25 million gallons for the same period last year.  Adjusted EBITDA for Fuel was $3.1 million for the fourth quarter 2015, compared to $(1.9) million for the comparable quarter in 2014.  This 260% increase in Adjusted EBITDA was due to relative stability of refined fuel prices in the fourth quarter of 2015 versus the rapid decline of refined fuel prices in the same quarter of 2014.

Capital Expenditures

For the three months ended December 31, 2015, Emerge Energy’s capital expenditures totaled $11.6 million.  This includes approximately $351,000 of maintenance capital expenditures.

About Emerge Energy Services LP

Emerge Energy Services LP (NYSE: EMES) is a growth-oriented limited partnership engaged in the businesses of mining, producing, and distributing silica sand, a key input for the hydraulic fracturing of oil and natural gas wells.  Emerge Energy also processes transmix, distributes refined motor fuels, operates bulk motor fuel storage terminals, and provides complementary fuel services.  Emerge Energy operates its sand segment through its subsidiary Superior Silica Sands LLC and its fuel segment through its subsidiaries Direct Fuels LLC and Allied Energy Company LLC.

Forward-Looking Statements

This release contains certain statements that are “forward-looking statements.” These statements can be identified by the use of forward-looking terminology including “may,” “believe,” “will,” “expect,” “anticipate,” or “estimate.” These forward-looking statements involve risks and uncertainties, and there can be no assurance that actual results will not differ materially from those expected by management of Emerge Energy Services LP.  When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in Emerge Energy’s Annual Report on Form 10-K filed with the SEC. The risk factors and other factors noted in the Annual Report could cause actual results to differ materially from those contained in any forward-looking statement.  Except as required by law, Emerge Energy Services LP does not undertake any obligation to update or revise such forward-looking statements to reflect events or circumstances that occur after the date hereof.

PRESS CONTACT

Investor Relations
(817) 865-5830

EMERGE ENERGY SERVICES LP
CONSOLIDATED STATEMENTS OF OPERATIONS
($ in thousands except per unit data)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
REVENUES	$130,506	$242,562	$711,639	$1,111,254
OPERATING EXPENSES
Cost of goods sold	120,797	197,049	635,825	950,006
Depreciation, depletion and amortization	7,116	6,901	28,441	24,803
Selling, general and administrative expenses	7,644	11,695	33,119	38,723
Project terminations	1,308	—	10,652	—
Total operating expenses	136,865	215,645	708,037	1,013,532
Operating income (loss)	(6,359)	26,917	3,602	97,722
OTHER EXPENSE (INCOME)
Interest expense, net	3,528	2,385	12,554	7,365
Other expense (income)	(2)	(10)	(45)	640
Total other expense	3,526	2,375	12,509	8,005
Income (loss) before provision for income taxes	(9,885)	24,542	(8,907)	89,717
Provision for income taxes	3	124	504	638
NET INCOME (LOSS)	$(9,888)	$24,418	$(9,411)	$89,079
Earnings (loss) per common unit (basic)	$(0.41)	$1.01	$(0.39)	$3.70
Earnings (loss) per common unit (diluted)	$(0.41)	$1.01	$(0.39)	$3.70
Weighted average number of common units outstanding including participating securities (basic)	24,166,073	24,166,923	24,146,550	24,070,418
Weighted average number of common units outstanding (diluted)	24,166,073	24,121,956	24,146,550	24,076,437

EMERGE ENERGY SERVICES LP
CONSOLIDATED BALANCE SHEETS
($ in thousands)

	December 31, 2015	December 31, 2014
ASSETS
Current Assets:
Cash and cash equivalents	$20,870	$6,876
Trade and other receivables, net	37,202	75,708
Inventories	42,618	32,278
Prepaid expenses and other current assets	11,744	9,262
Total current assets	112,434	124,124
Property, plant and equipment, net	233,630	238,657
Intangible assets, net	31,447	31,158
Goodwill	29,264	29,264
Other assets, net	13,273	8,924
Total assets	$420,048	$432,127
LIABILITIES AND PARTNERS’ EQUITY
Current Liabilities:
Accounts payable	$18,427	$21,341
Accrued liabilities	18,401	24,411
Current portion of long-term debt	—	53
Current portion of capital lease liability	—	930
Total current liabilities	36,828	46,735
Long-term debt, net of current portion	295,938	217,023
Obligation for business acquisition, net of current portion	7,772	10,737
Capital lease liability, net of current portion	—	57
Other long-term liabilities	4,732	2,386
Total liabilities	345,270	276,938
Commitments and contingencies
Partners’ Equity:
General partner	—	—
Limited partner common units	74,778	155,189
Total partners’ equity	74,778	155,189
Total liabilities and partners’ equity	$420,048	$432,127

Adjusted EBITDA and Distributable Cash Flow

We define Adjusted EBITDA generally as: net income (loss) plus interest expense, income tax expense, depreciation, depletion and amortization expense, non-cash charges and losses that are unusual or non-recurring less interest income, income tax benefits and gains that are unusual or non-recurring. We report Adjusted EBITDA (which, as defined in our credit agreement, includes certain other adjustments) to our lenders under our revolving credit facility in determining our compliance with the interest coverage ratio test and certain senior consolidated indebtedness to Adjusted EBITDA tests thereunder. Adjusted EBITDA should not be considered as an alternative to net income, operating income, cash flow from operating activities or any other measure of financial performance presented in accordance with GAAP. The following tables (in thousands) reconcile net income (loss) to Adjusted EBITDA.

	Three Months Ended December 31,
	Sand Segment		Fuel Segment		Corporate		Total
	2015	2014	2015	2014	2015	2014	2015	2014
	($ in thousands)
Net income (loss)	$(4,356)	$36,262	$427	$(4,939)	$(5,959)	$(6,905)	$(9,888)	$24,418
Interest expense, net	—	—	—	—	3,528	2,385	3,528	2,385
Other loss	—	—	—	—	(2)	(10)	(2)	(10)
Provision for income taxes	—	—	—	—	3	124	3	124
Operating income (loss)	(4,356)	36,262	427	(4,939)	(2,430)	(4,406)	(6,359)	26,917
Depreciation, depletion and amortization	4,468	3,935	2,638	2,959	10	7	7,116	6,901
Equity-based compensation expense	—	—	—	—	(63)	2,316	(63)	2,316
Loss (gain) on disposal of equipment	36	—	—	4	—	—	36	4
Provision for doubtful accounts	922	115	38	37	—	—	960	152
Accretion	30	21	—	—	—	—	30	21
Project terminations	1,308	—	—	—	—	—	1,308	—
Reduction in force	92	—	—	—	270	—	362	—
Adjusted EBITDA	$2,500	$40,333	$3,103	$(1,939)	$(2,213)	$(2,083)	$3,390	$36,311

	Year Ended December 31,
	Sand Segment		Fuel Segment		Corporate		Total
	2015	2014	2015	2014	2015	2014	2015	2014
	($ in thousands)
Net income (loss)	$16,700	$108,956	$(59)	$6,377	$(26,052)	$(26,254)	$(9,411)	$89,079
Interest expense, net	—	—	—	—	12,554	7,365	12,554	7,365
Other (income) loss	—	—	—	—	(45)	640	(45)	640
Provision for income taxes	—	—	—	—	504	638	504	638
Operating income (loss)	16,700	108,956	(59)	6,377	(13,039)	(17,611)	3,602	97,722
Depreciation, depletion and amortization	17,863	12,777	10,544	11,998	34	28	28,441	24,803
Equity-based compensation expense	—	—	—	—	3,532	9,042	3,532	9,042
Loss (gain) on disposal of equipment	138	19	8	(11)	—	—	146	8
Provision for doubtful accounts	1,391	103	150	150	—	—	1,541	253
Accretion	110	38	—	—	—	—	110	38
Project terminations	10,652	—	—	—	—	—	10,652	—
Reduction in force	92	—	—	—	270	—	362	—
Adjusted EBITDA	$46,946	$121,893	$10,643	$18,514	$(9,203)	$(8,541)	$48,386	$131,866

We define Distributable Cash Flow generally as net income plus (i) non-cash net interest expense, (ii) depreciation, depletion and amortization expense, (iii) non-cash charges, and (iv) selected losses that are unusual or non-recurring; less (v) selected principal repayments, (vi) selected gains that are unusual or non-recurring, and (vii) maintenance capital expenditures. In addition, our Board of Directors utilizes reserves for future capital expenditures, compliance with law or debt agreements, and to provide funds for distributions to unitholders in respect to any one or more of the next four quarters. Distributable Cash Flow does not reflect changes in working capital balances. The following table (in thousands) reconciles net income to Distributable Cash Flow.

Three Months Ended December 31, 2015
Net income	$(9,888)

Add (less) reconciling items:
Add depreciation, depletion and amortization expense	7,116
Add project termination costs	1,308
Add provision for doubtful accounts	960
Add amortization of deferred financing costs	389
Add loss on disposal of assets	36
Add accretion	30
Add income taxes accrued, net of payments	1
Less equity-based compensation expense	(63)
Less maintenance capital expenditures	(351)
Less unrealized gain on fair value of interest rate swaps	(470)
Distributable cash flow	$(932)